UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MRV COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 11, 2009

To our stockholders:

        The 2009 Annual Meeting of Stockholders of MRV Communications, Inc. will be held at at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367, on Wednesday, November 11, 2009, at 3:00 p.m., Pacific Standard Time, for the following purposes:

  1.
  To elect 9 directors to serve for the ensuing year and until their successors are elected;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;

  3.
  To act upon such other matters as may properly come before the Annual Meeting.

        All holders of record of shares of our Common Stock at the close of business on September 28, 2009 are entitled to vote at the Annual Meeting.

        The enclosed proxy statement describes the proposals set forth above in more detail. We will mail this proxy statement, the BLUE proxy card to stockholders beginning on or about October     , 2009. We urge you to read the proxy statement carefully before you decide how to vote.

                      By order of the Board of Directors,

                      Shlomo Margalit, Chairman
                      Chatsworth, California

October     , 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on November 11, 2009 at 21850 Oxnard Street, Woodland Hills, CA 91367:

The notice of MRV's 2009 Annual Meeting of Stockholders, proxy statement and other proxy materials, and a copy of MRV's 2008 annual report are available at [                        ].

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

        If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson Inc.
Stockholders Call Toll-Free: (866) 729-6803
Banks and Brokers Call Collect: (212) 440-9800

IMPORTANT

        We urge you NOT to sign the White proxy card sent to you by the stockholders who have notified us that they intend to put forth their own slate. If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote TODAY—by telephone, by Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 11, 2009

        We are furnishing this proxy statement, which was first mailed to our stockholders on or about October     , 2009, and the accompanying BLUE proxy card for the solicitation of proxies by our Board of Directors to be voted on at our 2009 Annual Meeting of Stockholders. The Annual Meeting will be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Wednesday, November 11, 2009, at 3:00 p.m., Pacific Standard Time.

QUESTIONS AND ANSWERS RELATING TO THE 2009 ANNUAL MEETING

Why did I receive these materials?

        We sent you this proxy statement and the accompanying BLUE proxy card because the Board of Directors of MRV Communications, Inc. ("MRV" or the "Company") is soliciting your proxy to vote at its 2009 Annual Meeting of Stockholders. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you can vote by telephone, on the Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. Please refer to the enclosed BLUE proxy card for specific instructions for each voting method.

        Whether or not you expect to attend, we urge you to vote your shares in favor of the Board's nominees and in accordance with the Board's recommendations on the proposals, as soon as possible, by telephone, the Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on September 28, 2009, which we refer to as the "Record Date", are entitled to receive notice of, and to participate in, the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

How many votes do I have?

        You will be entitled to one vote for each outstanding share of our Common Stock you own as of the Record Date. As of the Record Date, there were 158,960,218 shares of our Common Stock outstanding and eligible to vote.

What am I voting on?

        There are two matters scheduled for a vote at the Annual Meeting:

  •
  the election of directors, and

  •
  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 Who can attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 2:00 p.m., and seating will begin at 2:30 p.m. If you attend, please note that you will be asked to present valid picture identification, such as a driver's license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the Annual Meeting.

        Please also note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

        Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed BLUE proxy card or, if you vote by telephone or Internet, indicating your plans when prompted. Whether or not you expect to attend, we urge you to vote your shares in favor of the Board's nominees and in accordance with the Board's recommendations on the proposals, as soon as possible, by telephone, the Internet, or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

How many shares must be present or represented to conduct business at the Annual Meeting?

        Usually, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date would constitute a quorum, permitting the conduct of business at the Annual Meeting. However, because our Annual Meeting was delayed due to the restatement of our financial statements, this meeting is being held pursuant to the Delaware law requirements for delayed meetings, and accordingly, we have entered into a stipulated order with the Court of Chancery of the State of Delaware that provides the quorum requirement for this Annual Meeting will be satisfied by that number of shares of our Common Stock that are represented in person or by proxy and are entitled to vote at the Annual Meeting. Accordingly, your vote is very important, no matter how many or how few shares you own.

What vote is required to approve each item?

        Proposal 1: Election of Directors.    Pursuant to the majority voting provisions of our recently amended Bylaws, a nominee for director in an uncontested election will be elected if he or she receives more "FOR" votes than "AGAINST" votes. Because this is a contested election for directors, directors are elected by a plurality of the votes represented at the meeting in person or by proxy and entitled to vote at the meeting. The nine director nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy and entitled to vote) will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

        Proposal 2: Ratification of Independent Registered Public Accounting Firm.    For the proposal to ratify the appointment of our independent registered public accounting firm for our year ending December 31, 2009, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to Proposal 2 will not be voted, although it will be counted for purposes of determining the vote total with respect to Proposal 2. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and "WITHHOLD" and, with respect to any proposals other than the election of directors, "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total with respect to Proposal 2, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker, bank or other agent as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, they can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in "street name" in the absence of your voting instructions which would normally include matters such as ratification of independent registered public accounting firms, but not non-routine matters, such as contested director elections (and as of year end, all director elections) or stockholder proposals. For brokerage accounts that are sent proxy materials by Spencer Capital (as defined below), all items on the proxy card will be considered non-routine matters. Thus, if you hold your shares in "street name" and Spencer Capital provides you with proxy solicitation materials through your broker, your broker will not be able to vote your shares unless you provide instructions as to how your shares are to be voted. For brokerage accounts that are not sent proxy materials from Spencer Capital, the election of directors and ratification of auditors will be considered routine items. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, your shares will be treated as broker non-votes.

How can I vote my shares without attending the Annual Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in "street name," you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record (that is, if your shares are registered directly in your name with our transfer agent), you must complete and properly sign and date the accompanying BLUE proxy card and return it to us and it will be voted as you direct or vote via telephone or Internet. A pre-addressed envelope is included for your use and is postage-paid if mailed in the United States.

        If you hold shares beneficially in "street name," you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee rather than from us. You may vote by submitting voting instructions to that organization by following the instructions provided.

Can I vote by telephone or through the Internet?

        If you are a stockholder of record, you may vote by telephone or through the Internet by following the instructions included with your BLUE proxy card. If your shares are held in "street name," please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or the Internet.

How can I vote my shares in person at the Annual Meeting?

        Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held by you beneficially in "street name" through a broker, bank or other nominee may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a "legal" proxy.

What does it mean if I receive more than one proxy card?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple BLUE proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one BLUE proxy card. Please complete, sign, date and return each BLUE proxy card that you receive.

        You may also receive White proxy cards from a group of stockholders soliciting proxies in favor of its nominees. A group of stockholders comprised of Spencer Capital Opportunity Fund, LP, Boston Avenue Capital, LLC, and thirteen other entities and individuals affiliated with Spencer Capital or Boston Avenue Capital (we refer to these collectively as "Spencer Capital"), has filed preliminary proxy materials with respect to a slate of eight individuals to stand for election as directors at the Annual Meeting.

        If you receive a White proxy card from Spencer Capital, we urge you NOT to sign that proxy card. Because only the latest-dated proxy card is counted, stockholders will receive more than one BLUE proxy card from us regardless of whether or not they have previously voted. To ensure stockholders have our latest proxy information and materials to vote, we will conduct multiple mailings prior to the Annual Meeting. To vote as the Board of Directors recommends, stockholders must use the BLUE proxy card. Voting against Spencer Capital's nominees on its proxy card will not be counted as a vote in accordance with the Board of Director's recommendation and can result in the revocation of any previous proxies you may have granted on the BLUE proxy card. If you have signed a proxy card sent to you by Spencer Capital, you still have every right to change your vote by following the voting instructions on our BLUE proxy card. Only the latest-dated proxy card you vote will be counted.

        Please note that we are not responsible for the accuracy of any information provided by or relating to Spencer Capital contained in any proxy solicitation materials filed by or disseminated by Spencer Capital, or any other statements that it may otherwise make.

Can I change my vote after I return my proxy card?

        Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

  •
  you may submit another properly executed proxy by telephone, by Internet, or by signing, dating and returning a later-dated proxy card,

  •
  if you have previously signed a proxy card sent to you by Spencer Capital, you may change any vote you may have cast in favor of their nominees and vote in favor of our director nominees by voting by telephone or by Internet, or by signing, dating and returning the enclosed BLUE proxy card in the accompanying postage-paid envelope. Simply follow the instructions on the BLUE proxy card for each voting method. We strongly urge you to revoke any proxy card other than a BLUE proxy card you may have returned,

  •
  you may deliver a notice of revocation to our Secretary at the address shown at the beginning of this proxy statement, or

  •
  you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy).

        For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (however, simply attending the Annual Meeting with not, by itself, change your vote).

Who counts the votes?

        Votes will be counted and certified by independent inspectors of election appointed for the Annual Meeting.

What are the Board of Directors' recommendations?

        The Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote "FOR" each of its director nominees and a vote "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Unless you give other instructions on your BLUE proxy card, the persons named as proxy holders on the BLUE proxy card will vote in accordance with the recommendations of the Board of Directors.

Will stockholders be asked to vote on any other matters?

        To the knowledge of MRV and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Where can I find the voting results of the Annual Meeting?

        We intend to disclose the final results in our annual report on Form 10-K for the year ending December 31, 2009. Because this is a contested election, we will also publicly announce the results of the election of directors once they are final.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ELECTION OF DIRECTORS
(Proposal No. 1)

General

        Our Board of Directors consists of nine seats. Each of the following individuals is a nominee for election to serve a one-year term set to expire at our 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified: Noam Lotan, Shlomo Margalit, Baruch Fischer, Harold Furchtgott-Roth, Joan Herman, Guenter Jaensch, Michael Keane, Igal Shidlovsky and Daniel Tsui. Each nominee has agreed to serve as a director if elected and has consented to being named in this proxy statement, and we have no reason to believe that any nominee will be unable to serve. Our Board of Directors has determined that each of the director nominees listed above, except Mr. Noam Lotan, our Chief Executive Officer ("CEO"), and Mr. Shlomo Margalit, our Chairman of the Board, Chief Technology Officer and Secretary, is an "independent director" as defined in the rules of the Nasdaq Stock Market, LLC, as currently in effect and the Company's Corporate Governance Policies.

        As a part of the corporate governance steps implemented by your Company in the past year, which we describe below, we undertook an extensive search to strengthen the Board of Directors, resulting in the selection and appointment of Michael Keane and the nomination of Joan Herman. In addition, we are in discussions with a tenth individual who may become a nominee. We believe that only this Board, combining incumbent directors with extensive knowledge of the technology which drives our business, with our new independent nominees who bring extensive public company backgrounds, experience in technology, accounting, finance, operations, and corporate governance, presents a slate with the relevant experience and expertise to move our Company forward.

Corporate Governance Developments; Plans for the Future

        In June of 2008, the Board of Directors formed a Special Committee of the Board to review MRV's historical stock option practices and related accounting as well as other issues. Based on the results of its investigation, the Special Committee recommended to the Board of Directors that it adopt a number of remedial actions, which the Board, by vote, promptly agreed to do. Such actions include: immediate searches for three new independent directors; recruiting a new President to work with Noam Lotan, who remains the Company's CEO; recruiting an in-house general counsel; hiring an internal auditor; and engaging an outside stock plan administrator to manage the option granting process going forward. These recommendations were announced in a press release on February 2, 2009.

  Strengthening the Board of Directors:    Since initiating a search process for qualified and independent new Board members, the Board has appointed one new independent director, Mr. Keane, and nominated one new independent nominee for director, and Ms. Herman. Mr. Keane has joined the Audit Committee.

  Improving the Company's internal audit, legal compliance and corporate governance practices:

    •
    Earlier this year, the Company hired an in-house general counsel and an internal auditor, and appointed two co-Presidents to further strengthen senior management. The Company also engaged an outside stock plan administrator to manage the option granting process going forward.

    •
    The Company formed a management compensation committee, consisting of the CEO, CFO, General Counsel and the Company's two co-Presidents. This group considers and acts on all compensation decisions that are not made by the Compensation Committee of the Board, and is so composed to ensure legal and accounting compliance with all such decisions.

    •
    The Board amended its Bylaws and Corporate Governance Policies (the "Governance Guidelines") to enable majority voting for the election of directors. Under the majority voting provisions of the amended Bylaws and Governance Guidelines, any nominee for director in an uncontested election who receives more "for" votes than "against" votes will be elected as director. If the nominee receives a greater number of "against" votes than "for" votes, he or she will not be elected and, if such nominee is an incumbent director, will be required to promptly submit his or her resignation following certification of the vote.

  Renewed focus on strategy.    As a result of these recent actions and the completion of the restatement of the Company's financial statements, MRV is a stronger company. The Board and management are focused with a clear vision and strategy to capitalize on the Company's competitive advantages. The Board and management team are confident that its strategy will lead to profitable growth and meaningful stockholder value. This strategy includes:

    •
    Supporting the leading global market position of MRV's Optical Components group, with a continued focus on creating sustained profitability for the division;

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    Focusing the Network Equipment business on MRV's packet optical networks and carrier Ethernet solutions, especially as it relates to opportunities in the rapidly growing wireless backhaul market;

    •
    Enhancing the Company's already significant presence in the European network integration business; and

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    Opportunistically unlocking the value of non-core assets.

Background to Proxy Contest

        As we have noted in the section above entitled "Questions and Answers Relating to the 2009 Annual Meeting," Spencer Capital is soliciting proxies seeking to elect its own slate of directors to replace the Company's entire Board of Directors. The following is a description of the contacts between the Company and Spencer Capital and its representatives relating to the proxy contest. We believe these are facts that would be important to you in deciding your vote.

        While the Company was engaged in the restatement of its financial statements, it was unable to solicit proxies pursuant to federal securities laws and, therefore, did not hold an annual meeting of stockholders. Although the Company was working diligently to complete the restatement and promptly thereafter hold an annual meeting, one of the Spencer Capital entities filed a lawsuit in the Delaware Court of Chancery on July 20, 2009 requesting the Court to order the Company to promptly hold an annual meeting.

        In late July 2009, the Company reached out to the plaintiff's counsel to establish an open dialogue and attempt to reach a mutually beneficial resolution to the litigation. Counsel indicated that Spencer Capital planned to seek to replace the entire Board of the Company. At that time, the Company stated that it would be willing to consider some of the nominees suggested by Spencer Capital for inclusion on the Company's slate of director nominees. Throughout the course of the litigation, the Company and its General Counsel continued to offer Spencer Capital the opportunity to provide nominees to the Company for its consideration. The litigation concluded on August 7, 2009 upon the entry of the stipulated order, pursuant to which the Company must hold its annual meeting on or before November 11, 2009.

        Despite the Company's demonstrated willingness to engage in constructive dialogue and multiple offers to consider Spencer Capital's nominees, Spencer Capital filed its preliminary proxy statement on August 21, 2009 seeking to replace the entire Board, without ever having submitted names to the Company for consideration. In fact, the first time the Company even became aware of which individuals Spencer Capital was seeking to elect to the Board was when Spencer Capital publicly filed its preliminary proxy statement.

        On August 27, 2009, the Company once again, through its General Counsel, sought to avoid an unnecessary and expensive proxy contest by formally offering to interview and consider Spencer Capital's nominees for two positions on the Board and invited Spencer Capital to forward its nominees' resumes and standard questionnaire forms filled out by all current directors and other potential nominees to the Company. Once again, Spencer Capital, through a letter from its counsel delivered on August 28, 2009, declined to even participate in the interview process in light of its continued desire to replace the entire Board. Because of this, the Company was unable to include any of the Spencer Capital nominees in its director search process.

        On October 2, 2009, the Company's General Counsel notified Spencer Capital that the Company will be nominating nine directors at the 2009 Annual Meeting.

        THE MRV BOARD UNANIMOUSLY RECOMMENDS THAT YOU DISCARD ANY PROXY MATERIALS AND PROXY CARDS THAT YOU MAY RECEIVE FROM THE DISSIDENT GROUP AND URGES YOU TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT ON THE COMPANY'S BLUE PROXY CARD.

        Spencer Capital has owned stock in the Company only for a few months, which they bought following the announcement of the need to restate the Company's financial statements and the suspension of the Company's stock from trading on the Nasdaq Stock Market. Their stated plans for the Company are to "Create and implement a new corporate strategy by assessing the Company's competitive prospects and strategic options for growth and profitability and implementing a new corporate strategy." From our perspective, Spencer Capital's strategy seems to say their strategy is to figure out a new strategy. They describe their slate of directors as "expertly capable", yet they have proposed five of these same persons in a contested election for another company this fall, which company's business, pharmaceutical preparations, is wholly unrelated to MRV's business. While the Company offered to consider their nominees, they have insisted on replacing the entire Board—an action which would deliver control of the Company to these funds, who collectively only own 1.2% of the Company's stock, without the Company's stockholders receiving any premium for their investment.

Additional Information Relating to Potential Impact of Proxy Contest on Outstanding Equity Incentive Awards and Employment Agreements

  2007 Omnibus Incentive Plan

        The Company's 2007 Omnibus Incentive Plan (the "Omnibus Plan") contains customary change of control provisions that may be impacted by a change in the members of our Board of Directors as summarized below. Please refer to the copy of the Omnibus Plan that we have filed with the SEC for the full text of these provisions.

        If one-third of our Board ceases to be composed of existing directors or those individuals nominated by the existing directors, then a "change in control" under the Omnibus Plan will be triggered. If this provision is triggered, (i) all options outstanding under the Omnibus Plan shall become immediately and fully exercisable, (ii) all restrictions applicable to restricted share awards granted under the Omnibus Plan shall terminate fully and the recipient shall immediately have the right to receive the share or shares subject to such award, and (iii) all performance awards granted under the Omnibus Plan for all award periods will become fully vested and payable to all participants within 30 days of the change in control, in each case unless otherwise provided in the applicable award agreement.

        There are currently no unvested options granted under the Omnibus Plan that would vest upon a change of control which would have exercise prices that are in the money based on the closing price of our Common Stock on September 28, 2009.

  Employment Agreements

        As described in further detail below in the section entitled "Employment Agreements and Change of Control Arrangements" on page 35 of this proxy statement, Noam Lotan and Shlomo Margalit are each party to employment agreements that may be impacted by a change in the members of our Board of Directors.

        Each of Messrs. Lotan and Shlomo Margalit are currently employed under their employment agreements with terms expiring on March 22, 2010, with automatic renewal for additional one-year terms unless notice of non-renewal is provided per the agreements. The agreements may be terminated immediately for cause or in the event of the liquidation or bankruptcy of MRV, at any time without cause provided MRV pays one year base salary upon notice of termination, or on 30 days prior written notice upon death or disability. However, if the termination of employment without cause is due to a change of control of MRV, Messrs. Lotan and Shlomo Margalit shall be entitled to receive a lump sum severance equal to the lesser of one year base salary or an amount equal to the salary due to them under the terms of their employment contract at the time of termination. "Change of control" under each of the employment agreements includes any transaction where the two original founders (including Mr. Shlomo Margalit) cease to hold positions where they determine policy of the Company. The other original founder left MRV of his own accord in 1999. Accordingly, the election of a number of nominees proposed by Spencer Capital to the Board sufficient to cause Mr. Shlomo Margalit to no longer determine policy of the Company could constitute a "change of control". If either Messrs. Lotan or Shlomo Margalit is subsequently terminated without cause, he would be entitled to the lump sum payment described above.

Director Nominees

        Biographical information about each director nominee as of October 1, 2009 appears below.

Name, age as of the Record Date and Board Committee Membership(s)	Principal Occupation, Business Experience and Directorship
Noam Lotan Age 57 Director since 1990 •Executive Committee	Mr. Lotan has served as MRV's President, CEO and director since May 1990 and relinquished the title of President in July 2009 in conjunction with the naming of Messrs. Avidan and Near Margalit as Co-Presidents. Mr. Lotan also served as our Chief Financial Officer ("CFO") from October 1993 through June 1995. From March 1987 to January 1990, he served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. MRV purchased the Fibronics business in September 1996. From January 1985 to March 1987, Mr. Lotan served as a Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan was an officer in the Israeli Defense Forces prior to working for Hewlett-Packard. Mr. Lotan holds a bachelor of science degree in electrical engineering from the Technion, the Israel Institute of Technology, and a master's degree in business administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France). Mr. Lotan has served as a director for Capstone Turbine Corporation, a Nasdaq-traded public microturbine manufacturing company since June 2005. Mr. Lotan's wife is the cousin of Mr. Furchtgott-Roth, a director of MRV.
Shlomo Margalit Age 68 Director since 1988 •Executive Committee
A founder, Chairman of the Board, Chief Technical Officer and Secretary of MRV since MRV's inception in July 1988. From May 1985 to July 1988, Mr. Shlomo Margalit served as a founder and Vice President of Research and Development for LaserCom, Inc. ("LaserCom"), a manufacturer of semiconductor lasers. From 1982 to 1985, Mr. Margalit served as a Senior Research Associate at the California Institute of Technology ("Caltech") and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1982, Dr. Margalit served as a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the "Israel Defense" prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Mr. Margalit holds a bachelor of science degree, a master's degree and a Ph.D. in electrical engineering from the Technion.

Name, age as of the Record Date and Board Committee Membership(s)	Principal Occupation, Business Experience and Directorship
Baruch Fischer Age 60 Director since 1999 •Compensation Committee •Special Committee	Professor Fischer served as Dean of the Electrical Engineering Facility at the Technion where he currently serves as a professor and the Head of the Opto-Electronics Center. His current research activities include fiber-optic communications, lasers, WDM technology, fiber gratings and "all-optical" processing and networks, nonlinear-optics, pulse-optics, and statistical-mechanics and quantum-mechanics based studies in optics and lasers. He has authored or co-authored approximately 250 journal and conference papers and holds nine patents in the field of photonics. He received a Bachelor of Science degree in 1973, a Master of Science degree in 1975, and a Ph.D. from Bar-Ilan University, Israel. He subsequently became a Post-Doctorate Fellow at CalTech and joined the faculty of the Technion in 1983. Professor Fischer is a Fellow of the Optical Society of America, was a topical editor for Optics Letters, and is on the Editorial Board of the International Journal of Nonlinear Optical Physics & Materials.
Harold Furchtgott-Roth Age 52 Director since 2005 •Audit Committee •Chairman, Special Committee
Mr. Furchtgott-Roth serves as President of Furchtgott-Roth Economic Enterprises, an economic consulting firm, which he founded in 2003. From 2001 to 2003, he was a visiting fellow at the American Enterprise Institute and from 1997 to 2001, he served as a Commissioner of the Federal Communications Commission ("FCC"). Before his appointment to the FCC, he was Chief Economist for the House Committee on Commerce and a principal staff member on the Telecommunications Act of 1996. Mr. Furchtgott-Roth is a columnist for the New York Sun, the author of numerous publications and has co-authored three books. He serves as the Chairman of the Board of Oneida Partners, a privately-held wireless company. Mr. Furchtgott-Roth received a bachelor of science degree in Economics from the Massachusetts Institute of Technology and a Ph.D. in Economics from Stanford University.

Name, age as of the Record Date and Board Committee Membership(s)	Principal Occupation, Business Experience and Directorship
Joan Herman Age 56 Director nominee	Ms. Herman is President and Chief Executive Officer of Herman and Associates, LLC, a healthcare and management consulting firm. Prior to assuming this position in August 2008, Ms. Herman served in a variety of positions at WellPoint, Inc., a premier health benefits organization with $60 billion in revenue, from 1998 to June 2008. From October 2007—June 2008 she was President and CEO of WellPoint's Consumer Business Unit, where she oversaw the management of 5.9 million medical members and $18 billion in revenue. From 1982-1998, Ms. Herman served in a variety of roles at Phoenix Life Insurance Company, a $2.5 billion provider of life insurance, annuities and investment products. She last served as Senior Vice President of Strategic Development, where she was responsible for mergers and acquisitions, joint ventures and startups. Ms. Herman currently serves on the Strategic Advisory Boards of both Bayer Medical Care and Vital Data Technology, and previous served as a director of MCS, a managed health care company in Puerto Rico from 2000 - 2008, as a director and chair of the audit committee of Medix Resources from 2000 - 2003 and as a director of Health Insurance Association of America from 2001 - 2003. Ms. Herman holds a bachelor of arts in mathematics from Barnard College, a masters degree in mathematics from Yale University and an MBA from Western New England College.
Guenter Jaensch Age 70 Director since 1997 •Chairman, Audit Committee •Compensation Committee •Nomination and Governance Committee •Special Committee
Mr. Jaensch has held executive positions for over 25 years with Siemens or its subsidiaries in Europe and the United States. Among his assignments were service as President of Siemens Communications Systems, Inc., President and Chairman of Siemens Corporate Research and Support, Inc., Chairman and CEO at Siemens Pacesetter, Inc. and head of the Cardiac Arrhythmia Division of Siemens AG Medical Group. Mr. Jaensch holds a master's degree in business administration and a Ph.D. in business and finance from the University of Frankfurt.

Name, age as of the Record Date and Board Committee Membership(s)	Principal Occupation, Business Experience and Directorship
Michael Keane Age 53 Director since July 2009 •Audit Committee	Since September 2008, Mr. Keane has served as the Senior Vice President and CFO of Clipper Windpower, Inc. From 2005 to 2008, he served as Corporate Vice President and CFO of Computer Sciences Corporation ("CSC"). Prior to joining CSC, Mr. Keane was Senior Vice President and CFO of UNOVA, Inc. for eight years following the spin-off of UNOVA from Western Atlas, Inc. He joined Litton, a predecessor to UNOVA, in 1981, was named Assistant Treasurer in 1988, and became Director of Pensions and Insurance in 1991. He was then elected Vice President and Treasurer of Western Atlas when the company was spun off from Litton in 1994, and promoted to Senior Vice President and CFO in 1996. Prior to his career at Litton, he was a certified public accountant at Price Waterhouse. Mr. Keane currently serves as a director for the City of Hope, a non-profit cancer charity. He holds a bachelor's degree in accounting from Illinois State University and a master's degree in business administration from the Anderson Graduate School of Management at the University of California at Los Angeles.
Igal Shidlovsky Age 72 Director since 1997 •Audit Committee •Chairman, Compensation Committee •Chairman, Nomination and Governance Committee
Mr. Shidlovsky is MRV's lead independent director and serves as Managing Director of Global Technologies, an investment and consulting organization, which he founded in 1994. He has extensive management and consulting experience with international companies and start up technology companies. He held several executive positions including Vice President, Corporate Development at Siemens Pacesetter, a division of Siemens AG Medical Group, Director of Strategic Planning and Technology Utilization, and Director of the Microelectronics Department at Siemens Corporate Research. From 1969 to 1982 he was with RCA Laboratories, a leading electronic research and development organization. Mr. Shidlovsky holds a bachelor of science degree in chemistry from the Technion and master's degree and Ph.D. from the Hebrew University in Israel.

Name, age as of the Record Date and Board Committee Membership(s)	Principal Occupation, Business Experience and Directorship
Daniel Tsui Age 70 Director since 1999 •Audit Committee •Compensation Committee •Nomination and Governance Committee	Professor Tsui is the Arthur Le Grand Doty Professor of Electrical Engineering at Princeton University. From 1967 to 1980, he served with Bell Laboratories before joining the faculty of Princeton University, where he has remained to present. He was awarded the 1998 Nobel Prize in Physics for the discovery and explanation of the fractional quantum Hall effect. He was a recipient of the American Physical Society 1984 Buckley Prize, the 1998 Benjamin Franklin Medal and was elected to the National Academy of Sciences and the National Academy of Engineering. He is a fellow of the American Physical Society and the American Association for the Advancement of Science and the American Academy of Arts and Sciences. He is currently engaged in research activity relating to properties of thin films and microstructures of semiconductors and solid-state physics. He received a bachelor of arts degree from Augustana College and a Ph.D. in physics from the University of Chicago.

Vote Required

        Pursuant to the majority voting provisions of our recently amended Bylaws, a nominee for director in an uncontested election will be elected if he or she receives more "FOR" votes than "AGAINST" votes. Because this is a contested election for directors, directors are elected by a plurality of the votes represented at the meeting in person or by proxy and entitled to vote at the meeting. The nine nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed BLUE proxies will be voted "FOR" the election of the nine nominees named above.

Board Recommendation

        The Board of Directors recommends that the stockholders vote "FOR" the election of each of the director nominees named above.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

General

        The Audit Committee of our Board of Directors selects our independent auditors and selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Ratification of our independent registered public accounting firm is not required by our Bylaws or applicable law. This proposal is before our stockholders because, though not binding on the Audit Committee, the Board of Directors has historically submitted the proposal to stockholders at our annual meetings of stockholders as the Board of Directors believes that it is good corporate practice to seek stockholder ratification of the Audit Committee's appointment of independent auditors.

        If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement or engage another audit firm without re-submitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may act to engage a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in MRV's and its stockholders' best interests.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm's Fees and Services

        The Audit Committee's policy and procedure is to pre-approve all audit and permissible non-audit related services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally subject to a specific budget. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

        The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed through the date of the auditor's periodic report. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee approved 100% of the professional services for the Audit, Audit-Related, Tax and Other Fees indicated below for the year ended December 31, 2008.

        Ernst & Young LLP has been the principal independent registered public accounting firm for the audit of MRV's annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q. The following is a summary of the fees Ernst & Young billed to MRV for services rendered for the years ended December 31, 2008 and 2007:

Fee Category	2008	2007
Audit Fees	$2,791,117	$2,080,805
Audit-Related Fees	$386,351	$172,871
Tax Fees	229,683	26,023
All Other Fees	—	535,998

Total	$3,407,151	$2,815,698

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of MRV's consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services normally provided, primarily by Ernst & Young, in connection with statutory and regulatory filings or engagements. Fees for fiscal year 2008 also included fees of $823,000 for services rendered in connection with the restatement of MRV's financial statements to correct past accounting for stock options and other issues.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of MRV's consolidated financial statements and are not reported under "Audit Fees." These services include consultations in connection with acquisitions, attest services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting matters.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

        All Other Fees.    Consists of fees for products and services other than those reported in the Audit Fees, Audit-Related Fees, or Tax Fees categories above.

        The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

Vote Required

        To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a "FOR" vote from the majority of shares represented at the meeting in person or by proxy and entitled to vote at the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved. Except where authority has been expressly withheld by abstention or negated by a stockholder who indicates in the proxy "against," the enclosed BLUE proxy will be voted for the ratification of the appointment of Ernst & Young LLP which is serving as MRV's independent registered public accounting firm for the year ending December 31, 2009.

Board Recommendation

        The Board recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP which is serving as MRV's independent registered public accounting firm for the year ending December 31, 2009.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY PRINCIPAL STOCKHOLDERS

        The following table sets forth information with respect to each holder known to MRV to be the beneficial owner of 5% or more of the outstanding shares of MRV's Common Stock as of September 28, 2009 (other than executive officers and directors). For information regarding ownership of MRV's Common Stock by executive officers and directors, please see the table under "Beneficial Ownership of MRV Common Stock by Directors and Named Executive Officers" on page 27 of this proxy statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Wells Fargo and Company 420 Montgomery Street, San Francisco, CA 94104	23,016,048	(2)	14.5%
Wells Capital Management Inc. Wells Fargo Funds Management, LLC 525 Market Street, 10th Floor San Francisco, CA 94105
Manulife Financial Corporation 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5	9,759,043	(3)	6.1%
MFC Global Investment Management (U.S.), LLC 101 Huntington Avenue Boston, MA 02199
Sun Life Financial Inc. 150 King Street West, Toronto, Ontario, Canada, M5H 1J9	9,492,547	(4)	6.0%
RBF Capital, LLC Richard B. Fullerton 100 Drakes Landing Road, Suite 300 Greenbrae, CA 94904	8,747,192	(5)	5.5%
Prescott Group Capital Management, L.L.C. Prescott Group Aggressive Small Cap, L.P. Prescott Group Aggressive Small Cap II, L.P. Phil Frohlich 1924 South Utica, Suite #1120 Tulsa, OK 74104	8,352,108	(6)	5.3%

(1)
For each holder included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 158,960,218 shares of Common Stock outstanding as of September 28, 2009. To the knowledge of MRV, none of the holders listed above had the right to acquire any additional MRV shares on or within 60 days after September 28, 2009.

(2)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on May 1, 2009, Wells Fargo & Company ("Wells Fargo") has reported that it has sole voting power of 22,669,150 shares of MRV's Common Stock, sole dispositive power of 23,003,113 shares, and shared dispositive power over an additional 12,935 shares in its position as parent holding company to (a) Wells Capital Management Inc., an investment advisor reporting sole voting power over 7,891,978 shares of MRV's Common Stock and sole dispositive power over 22,332,202 shares, and (b) Wells Fargo Funds Management, LLC, an investment advisor reporting sole voting power over 14,770,149 shares of MRV's Common Stock and sole dispositive power over 662,099 shares. Wells Fargo also noted in its Schedule 13G/A that it was filing on behalf of various subsidiaries that were classified as registered investment advisors, broker dealers and banks.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 10, 2009, MFC Global Investment Management (U.S.), LLC ("MFC") has reported that it is an investment adviser and has the sole power to vote and dispose of the shares of Common Stock indicated above. Manulife Financial Corporation ("Manulife") has reported that it is a holding company, and due to its relationship with MFC, its indirect wholly-owned subsidiary, Manulife may be deemed to beneficially own the shares held by MFC.

(4)
Based on information contained in a Form 13F filed with the SEC on August 13, 2009, Sun Life Financial Inc. ("Sun Life") has reported that it has shared power to vote and dispose of the shares of Common Stock indicated above. Sun Life did not explain the nature of its shared power to vote and dispose of the shares of Common Stock.

(5)
Based on information contained in a Schedule 13G filed with the SEC on July 7, 2009, RBF Capital, LLC ("RBF") has reported that it acts as an investment advisor to certain persons, and in such capacity, it has the sole power to vote and dispose of al of the shares of Common Stock indicated above. Mr. Richard B. Fullerton reported that he is deemed to be the beneficial owner of the shares pursuant to his ownership interest in RBF.

(6)
Based on information contained in a Schedule 13D filed with the SEC on July 14, 2009, Phil Frohlich is the managing member of Prescott Group Capital Management, L.L.C., which is the general partner of Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. In Mr. Frohlich's role as managing member of the limited liability company, and the role of the limited liability company as the general partner of the two limited partnerships, those parties report that they have sole power to direct the vote and disposition of the shares of Common Stock indicated above, and may be deemed to be the beneficial owners of the shares. The limited partnerships report that they have shared voting and dispositive power as the entities that invested in and hold the shares of Common Stock indicated above.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Committees Generally and Their Members

        The system of governance practices followed by the Company is documented in the MRV Communications, Inc. Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nomination and Governance Committee, all of which are available on MRV's website at www.mrv.com. The Governance Guidelines and charters are intended to assure that the Board will have the necessary authority and procedures in place to review and evaluate MRV's business operations and to make decisions that are independent of the Company's management. The Governance Guidelines also are intended to align the interests of directors and management with those of MRV's stockholders. The Governance Guidelines establish the procedures the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, Board committees, director compensation, and the CEO's performance evaluation. Each of the committee charters addresses annual reviews of the committees and the Nomination and Governance Committee Charter gives authority to that committee to recommend to the Board the process for an annual self-evaluation of the Board's performance and the performance of each of the committees. The Governance Guidelines and committee charters are reviewed from time to time and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Governance Guidelines and committee charters were most recently modified by the Board in 2004.

        The Board has five committees: an Audit Committee, a Compensation Committee, a Nomination and Governance Committee, an Executive Committee and a Special Committee. The Audit Committee, the Compensation Committee and the Nomination and Governance Committee hold regularly scheduled meetings, and special meetings may be held from time to time as the Board or its committees deem necessary. At quarterly Board meetings, time is set aside for the independent directors to meet in an executive session without management or management directors present. The Special Committee was formed to review MRV's historical stock option granting practices and related accounting as well as other issues. The Special Committee held meetings from time to time as deemed necessary but is currently inactive as the restatement of MRV's financial statements has been completed and the staff of the SEC has informed the Company that it has completed its investigation into MRV's historical stock option grants and practices and that it does not intend to recommend any enforcement action by the SEC.

        The Board of Directors met 12 times during 2008. No director attended fewer than 75 percent of the meetings of the Board of Directors and the meetings of the committees on which he served during 2008. All directors attended each of the Board meetings and meetings of the committees on which they served during 2008 except one member missed an Audit Committee meeting and two others missed a Special Committee meeting.

        The chair of the Nomination and Governance Committee, Mr. Shidlovsky, has served as the lead independent director since the last annual meeting of stockholders in 2007. The lead independent director is responsible for coordinating the activities of the non-management directors, coordinating with the Chairman to set the agenda for Board meetings, chairing meetings of the non-management directors, and leading the Board's review of the CEO.

        The members of the Board of Directors on the date of this proxy statement, and the committees of the Board of Directors on which they currently serve, are identified below:

Name	Audit		Compensation		Nomination and Governance		Executive	Special Committee
Shlomo Margalit							X
Noam Lotan							X
Baruch Fischer			X					X
Harold Furchtgott-Roth	X							X	(1)
Guenter Jaensch	X	(1)	X		X			X
Michael Keane	X	(2)
Igal Shidlovsky	X		X	(1)	X	(1)(3)
Daniel Tsui	X		X		X

(1)
Committee Chairperson

(2)
Added to the Audit Committee on September 24, 2009

(3)
Lead Independent Director

Board Committees and Director Independence

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel, other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Board and of each committee (other than Messrs. Shlomo Margalit and Lotan who are officers and employees of MRV and serve on the Executive Committee) meets the standards of independence under the Governance Guidelines and the rules of the Nasdaq Stock Market, LLC.

Audit Committee

        The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of MRV's accounting, auditing, and financial reporting practices. The Audit Committee's role includes overseeing MRV's system of internal controls and disclosure controls, accounting and auditing processes and discussing with management the Company's processes to manage business and financial risk, and compliance with applicable legal, ethical and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm engaged to issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has further determined that Messrs. Jaensch and Furchtgott-Roth are "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee met five times during 2008. A current copy of the Audit Committee Charter is available on MRV's website at www.mrv.com.

        For additional information concerning the Audit Committee, see "Report of the Audit Committee" on page 37 of this proxy statement.

 Compensation Committee

        The primary responsibilities of the Compensation Committee are: (a) to make recommendations to the Board as to the Company's general compensation philosophy and to oversee the development and implementation of compensation programs; (b) to evaluate the performance of the CEO based on Board-approved goals and objectives, and based on this evaluation, recommend to the Board the CEO's annual compensation level; (c) to evaluate the performance of other senior management and make recommendations to the Board regarding annual compensation levels; (d) to review and make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans; and (e) to grant awards under the Company's equity incentive plans to employees, not including executive officers. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations. The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to select and retain special counsel or other experts or consultants, including sole authority to approve the fees and retention terms of such advisors, to assist in the discharge of its duties and responsibilities. The Compensation Committee met three times during 2008. A current copy of the Compensation Committee Charter is available on MRV's website at www.mrv.com.

Compensation Committee Interlocks and Insider Participation

        Messrs. Shidlovsky, Fischer, Jaensch and Tsui served on the Compensation Committee throughout 2008. No member of the Compensation Committee was, during 2008 or at any other time, an officer or employee of MRV or any of its subsidiaries; was formerly an officer of MRV or any of its subsidiaries; or had a relationship in 2008 requiring disclosure under applicable SEC regulations. No executive officer of MRV serves or served as an executive officer, director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, any of whose executive officers served as a member of the Compensation Committee or as a director of MRV.

Nomination and Governance Committee

        The principal responsibilities of the Nomination and Governance Committee are to: (a) lead the search for qualified director candidates for election to the Board, ensuring the Board has the appropriate mix of skills and expertise; (b) retain and terminate search firms used to identify director candidates; (c) solicit the views of the CEO, members of the Company's senior management, and members of the Board regarding the qualifications and suitability of director candidates; (d) establish policies and procedures for the evaluation of director candidates put forth by the Company's stockholders; (e) review and recommend to the Board a set of corporate governance principles, code of business conduct and ethics applicable to the Board and the Company; and (f) oversee and evaluate compliance by the Board and senior management with those corporate governance principles, ethics standards and code of conduct. The Nomination and Governance Committee's role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. The Chair of the Nomination and Governance Committee acts as the lead independent director and is responsible for leading the Board's annual review of the CEO's performance. The Nomination and Governance Committee met two times in 2008. A current copy of the Nomination and Governance Committee Charter is available on MRV's website at www.mrv.com.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. The Nomination and Governance Committee works with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with business experience, diversity and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today's business environment; an understanding of the Company's business and technology; educational and professional background; and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company's business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nomination and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        In November 2008, the Special Committee issued a recommendation to the Board to search for three new independent directors. In accordance with this recommendation, the Nomination and Governance Committee in 2009 conducted a search for three additional director nominees to add depth and business and financial experience to the Board. In February 2009, the Nomination and Governance Committee hired Korn Ferry, an executive recruiting firm, to assist in this search and evaluate and identify potential candidates. In addition to the candidates recommended by Korn Ferry, numerous candidates were identified by various internal and third party sources, which suggestions were forwarded to the chairman of the committee to review. The committee chairman provided certain recommendations to Korn Ferry, who evaluated all recommended candidates along with candidates that it identified of its own accord.

        In July 2009 Mr. Keane, a nominee initially recommended by Korn Ferry, was nominated by the committee to the Board, and was appointed by the Board to serve until the next annual stockholders meeting. Ms. Herman was identified by Ms. Painter and recommended to the chairman of the committee. On October 1, 2009, Ms. Herman was nominated by the Nomination and Governance Committee to the Board and approved by the Board to be nominated for election at the 2009 Annual Meeting.

        The committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must be in writing, addressed to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary (or if MRV's corporate headquarters have changed, to MRV's new corporate headquarters as publicly announced), with a copy to MRV Communications, Inc., Attn: Chief Compliance Officer at the same address. Submissions must be made by certified mail or commercial courier service (i.e., Federal Express). Hand delivered or emailed submissions will not be considered.

Executive Committee

        The Executive Committee consists of Messrs. Lotan and Shlomo Margalit. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company and acts on behalf of the Board, to the fullest extent permitted by law, when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors. The Executive Committee did not meet as a committee during 2008.

Special Committee

        The Special Committee was formed to review MRV's historical stock option granting practices and related accounting as well as other issues. The Special Committee met 28 times in 2008.

 Compensation of Outside Directors

        MRV's compensation program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of MRV's size and scope; compensation should align directors' interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy to understand. The table below summarizes non-management directors' compensation during 2008 and includes the following compensation elements:

  •
  Annual Compensation.  Annual compensation of $18,000 was paid in cash to each non-management director in monthly installments for each month of service.

  •
  Board and Committee Meeting Participation.  Compensation of $1,000 was paid in cash for each Board and Committee meeting attended for which a non-management director participated in person or telephonically.

  •
  Option Awards.  All non-management directors were granted 10,000 options pursuant to MRV's 2007 Omnibus Incentive Plan (the "Omnibus Plan") on March 3, 2008 with an exercise price of $1.49 per share, equal to the closing price of MRV's stock on the date of grant, and were fully vested and exercisable on the date of grant.

Name of Director(1)(2)	Fees Earned or Paid in Cash	Option Awards(3)	Total
Baruch Fischer	$48,000	$75,859	$123,859
Harold Furchtgott-Roth	$119,000	$51,007	$170,007
Guenter Jaensch	$55,000	$75,859	$130,859
Igal Shidlovsky	$41,000	$75,859	$116,859
Daniel Tsui	$40,000	$75,859	$115,859

(1)
Mr. Shlomo Margalit is the Chairman of the Board of Directors as well as the Chief Technical Officer and Secretary of MRV. Mr. Lotan is a director as well as the CEO of MRV. Their compensation is disclosed in the executive compensation tables provided on page 31 of this proxy statement. Since they do not receive compensation separately for their duties as directors, they are not included in the Director Compensation table.

(2)
Mr. Keane joined the Board of Directors in July 2009. Therefore he did not receive any compensation in 2008 and was not included in this table.

(3)
Dollar amounts reflect the value of the awards determined using the Black-Scholes model, which is the method MRV uses to report the fair value for option awards in its financial statements in accordance with Statements of Financial Accounting Standards No. 123(R) Share-Based Payments ("SFAS No. 123R") and do not reflect the actual value that may be realized upon exercise. The grant date fair value per option is $0.89 for the March 3, 2008 grant of 10,000 options to each non-employee director, and the aggregate fair value for each was $8,910, and was expensed in full in 2008 in accordance with SFAS No. 123R. The additional amounts in the Option Awards column are due to the additional vesting in 2008 of options granted in prior years. For additional information of valuation assumptions, please see Note 15 (Share-Based Compensation) of the Notes to MRV's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

Compliance with Section 16(a) of the Exchange Act

        Under Section 16(a) of the Exchange Act, MRV directors, executive officers and stockholders who own more than 10% of a registered class of MRV equity securities are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% or greater stockholders are required by SEC regulations to furnish MRV with copies of all Section 16(a) forms they file. We believe, based solely on a review of the copies of such reports furnished to the Company, that the reports required of MRV's executive officers, directors and 10% or greater stockholders were duly and timely filed during the year ended December 31, 2008.

Relationships of Officers and Directors

        Mr. Near Margalit, Co-President of MRV and CEO of Source Photonics, is the son of Mr. Shlomo Margalit, Chairman and Chief Technical Officer of MRV, and Mr. Furchtgott-Roth, a director, is the cousin of the wife of Mr. Lotan, MRV's CEO. None of the other executive officers or directors are in any way related by blood, marriage or adoption.

        There are no transactions or series of transactions in 2007 or 2008 in excess of $120,000 regarding related persons as defined by the rules and regulations promulgated under the Exchange Act. If there were any such related party transaction, it is the responsibility of the Audit Committee to review and approve such transaction pursuant to the Audit Committee Charter.

Communications with the Board

        The Board maintains a process by which stockholders and other interested parties may communicate with members of the Board of Directors. Any stockholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chief Compliance Officer, 20415 Nordhoff Street, Chatsworth, California 91311.

        All communications received in accordance with this procedure will be reviewed initially by the office of our Chief Compliance Officer to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the officer determines that the communication is an advertisement or otherwise constitutes inappropriate material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Code of Business Conduct and Corporate Governance

        We have adopted a Code of Business Conduct and Corporate Governance that applies to all of our directors, officers and employees. In compliance with the applicable rules of the SEC, special ethics obligations of our CEO, CFO, Controller and other employees who perform financial or accounting functions are set forth in the section of our Code of Business Conduct and Corporate Governance entitled "Special Ethics Obligations of Employees with Financial Reporting Responsibilities". The Code is available through our web site at www.mrv.com. Printed copies are available free of charge and may be requested by contacting our Investor Relations Department either by mail at our corporate headquarters, by telephone at (818) 886-6782 or by e-mail at ir@mrv.com.

        We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to, or a waiver from, our Code of Business Conduct and Corporate Governance by posting such information on our web site at www.mrv.com.

EXECUTIVE OFFICERS OF THE COMPANY

        Biographies of the current executive officers of the Company are set forth below, excluding the biographies of Messrs. Lotan and Shlomo Margalit, which are included under "Director Nominees" above.

        Near Margalit, age 36, Co-President of MRV; Chief Executive Officer of Source Photonics, Inc.

        Mr. Near Margalit has served as Co-President of MRV since July 2009. He has also served as the CEO of MRV's subsidiary Source Photonics, Inc. since February 2003. From February 2003 to July 2007, he served as Source Photonics' President. From May 2002 until February 2003, he served MRV as Vice President of Marketing and Business Development. From 1998 until May 2003, he was founder, Chairman and Chief Technology Officer for Zaffire, Inc., a DWDM Metro Platform company, which was acquired by Centerpoint in October 2001. Prior to founding Zaffire, he was employed by MRV, both in the optical component and networking divisions. Mr. Near Margalit earned a bachelor of science degree in Applied Physics from the California Institute of Technology and a Ph.D. in Optoelectronics from the University of California, Santa Barbara. Mr. Margalit's father is Shlomo Margalit, Chairman, Chief Technical Officer and Secretary of MRV.

        Guy Avidan, age 47, Co-President of MRV; President of Network Equipment Group

        Mr. Avidan has served as Co-President of MRV and President of MRV's Network Equipment business since July 2009. Prior to that, he was MRV's CFO since July 2007 (in an acting capacity until March 2008). Prior to assuming the CFO position, Mr. Avidan served as Vice President and General Manager of MRV's subsidiary, MRV International, from 2001 to July 2007. From 1995 to 2001, he served MRV in various executive capacities with other MRV subsidiaries. From 1992 to 1995, Mr. Avidan served as Vice President of Finance and CFO of Ace North Hills, which MRV acquired in 1995. From 1989 to 1992, he practiced accounting with a public accounting firm that became part of Ernst & Young. Mr. Avidan holds a bachelor of science degree in economics and accounting from Haifa University.

        Chris King, age 38, Chief Financial Officer

        Mr. King has served as MRV's CFO since July 2009. Prior to that, he was MRV's Vice President of Finance and Chief Compliance Officer from January 2008. From 2005 through December 2007, he served as the Senior Vice President, Finance for Tandberg Television, which was a public company traded on the Oslo exchange until it was acquired by Ericsson in 2007. In 2005, Tandberg acquired GoldPocket Interactive, Inc. where Mr. King served as CFO, Secretary and Treasurer from the time he joined in 2000. From 1993 through 2000, he practiced accounting with PricewaterhouseCoopers. Mr. King holds a bachelor of arts degree in Business Economics from the University of California, Santa Barbara, and he is a certified public accountant.

        Jennifer Hankes Painter, age 40, Vice President, General Counsel and Chief Compliance Officer

        Ms. Painter joined MRV as Vice President, General Counsel in February 2009, and has also served as the Chief Compliance Officer since July 2009. Prior to joining MRV, from 2004 to 2008 Ms. Painter served as vice president, assistant general counsel for The Ryland Group, Inc., a national homebuilder, where she was responsible for the company's regulatory compliance, corporate governance, financings, and general corporate and employment law. From 2001 to 2004, Ms. Painter served as vice president, general counsel of Cadiz Inc., a public water and agricultural company previously traded on Nasdaq, where she was responsible for the company's domestic and international legal and compliance issues. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with merger and acquisition transactions, securities and other corporate matters; and was an officer in the U.S. Army Corps of Engineers prior to her legal career. She received a bachelor of science degree in Civil Engineering from the United States Military Academy and a Juris Doctor degree from Loyola Law School of Los Angeles. Ms. Painter is an active member of the California Bar.

 BENEFICIAL OWNERSHIP OF MRV COMMON STOCK BY DIRECTORS
AND NAMED EXECUTIVE OFFICERS

        We encourage our directors, officers and employees to own our Common Stock, as we believe that owning our Common Stock aligns their interest with the interests of our stockholders. The following table summarizes the number of shares of MRV's Common Stock beneficially owned by its CEO, CFO and the three next highest compensated executive officers (collectively, the "Named Executive Officers"), and by the directors, director nominees and executive officers of MRV as a group as of September 28, 2009. This table is based on information provided by our officers, directors and director nominees.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage Ownership(2)
Named Executive Officers
Noam Lotan	1,876,716	(3)	1.2%
Shlomo Margalit	3,260,660	(4)	2.1%
Guy Avidan	248,125		*
Near Margalit	472,000		*
Chris King	12,500		*
Non-management Directors and Director Nominees
Baruch Fischer	248,000		*
Harold Furchtgott-Roth	85,000		*
Joan Herman	0		*
Guenter Jaensch	165,750		*
Michael Keane	0		*
Igal Shidlovsky	215,900		*
Daniel Tsui	258,215		*
Directors, director nominees and executive officers as a group (15 persons)	6,842,866		4.3%

*
Less than 1%

(1)
Each holder has sole voting and investment power with respect to these shares, subject to applicable community property laws and except as set forth below. Includes shares subject to stock options which are, or will become, exercisable within 60 days of September 28, 2009, as follows: Mr. Lotan: 398,250 shares; Mr. Avidan, 248,125 shares; Mr. Near Margalit, 472,000 shares; Mr. King, 12,500 shares; Mr. Fischer, 248,000 shares; Mr. Furchtgott-Roth, 85,000 shares; Mr. Jaensch, 165,750 shares; Mr. Shidlovsky, 207,300 shares; and Mr. Tsui, 258,000 shares.

(2)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 158,960,218 shares of MRV Common Stock outstanding as of September 28, 2009 plus the number of shares issuable upon exercise of options that are, or will become, exercisable within 60 days of September 28, 2009 held by such individual (but not giving effect to the exercise of options held by others).

(3)
Total shares owned includes 1,057,426 shares held by the Noam Lotan and Sherry W. Lotan Revocable 1995 Trust, and 105,260 shares to trusts in the names of each of Mr. Lotan's four children.

(4)
Total shares owned include 1,500,000 shares held by Margalit L.P. in which Mr. Shlomo Margalit is a partner.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee has responsibility for evaluating, approving and recommending MRV compensation programs. The Compensation Committee is responsible for reviewing and evaluating executive officers' performances relative to meeting corporate goals and objectives, and determining compensation levels based on this evaluation.

Philosophy

        MRV's compensation policies are structured to set base salaries below an industry average, and link corporate performance to additional compensation of executive officers, including but not limited to the CEO, Chairman of the Board and Chief Technology Officer, Co-Presidents and CFO (together, the ("Executives"). The Compensation Committee uses factors such as MRV's financial results to determine performance-based annual incentive compensation in an effort to align the financial interests of the Executives with the results of MRV's performance. This philosophy may cause compensation to fluctuate from year to year, and as a result, the Executives' compensation levels may be above or below the comparable range of MRV's peers. The Compensation Committee does not attempt to maintain a certain target percentile within a peer group. In general, the compensation package provided to MRV's Executives consists of base salary, discretionary performance-based cash bonuses, and longer-term equity incentive compensation in the form of stock options.

        To the extent readily determinable, the Compensation Committee considers the anticipated tax treatment to MRV and to the Executives of various types of compensation. Some types of compensation and associated deductibility for Company tax purposes depend upon the timing of an Executive's vesting or exercise of granted stock options. Interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Compensation Committee's control, the Committee intends to limit Executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Determination of CEO's Compensation

        Mr. Lotan's base salary is subject to change at the discretion of the Board of Directors under the terms of his employment agreement described below under "Employment Agreements and Change of Control Arrangements." In determining the amount of Mr. Lotan's base salary, discretionary bonus and stock option awards, the Compensation Committee reviews industry market data, and the total compensation paid to other chief executives in the technology industry. The Compensation Committee also considered factors such as Mr. Lotan's years of service with MRV, the historical compensation paid to Mr. Lotan and MRV's other Executives, and MRV's financial performance and share-price performance for the past year particularly.

Annual Compensation Methodology

        In the first quarter of each year, the Compensation Committee meets to review the salary, discretionary bonus and stock option award compensation given to the Executives and determines whether MRV's financial performance for the preceding year justifies changes in base salaries, awarding discretionary bonuses or granting share-based compensation.

        The Compensation Committee takes into consideration achievement of milestones against the current business plan, as well as the amount of comprehensive income received by Executives during the preceding two fiscal years. Comprehensive income consists of the total of (a) the cash compensation for salary and bonus, paid or payable to the recipient for the two preceding years, (b) adding the increase or subtracting the decrease of the value of share-based compensation as of the end of each of the two preceding fiscal years, and (c) adding the total cash contributed by MRV during each of the years to its 401(k) savings plan for the recipient, and MRV-paid insurance premiums on health, dental, vision and life insurance covering the recipient. These same benefits are also provided by MRV to all of its employees in the United States. The value of share-based compensation is computed for each of the two fiscal years by:

          (i)    Adding the value at the time of stock option grants to the recipient during that year. The value is determined using the same financial model used to compute the value of all compensatory options granted during the year for purposes of preparing MRV's financial statements under generally accepted accounting principles;

          (ii)   Adding the unrealized gain or subtracting the unrealized loss in the value of in-the-money stock options previously granted and held by the recipient at the end of the year, regardless of whether the options have vested, from the value of in-the-money options held by the recipient at the end of the preceding year; and

          (iii)  Adding the unrealized gain or subtracting the unrealized loss at the end of the year on the market value of shares of MRV's stock obtained by the recipient upon exercise of previously granted company options from the value of such shares at the end of the preceding year. Each year, the Compensation Committee reviews and approves proposed grants of awards for all equity incentive plan participants. Common Stock-based awards are viewed as an important component of total executive pay, aligning compensation with increasing stockholder value and, thus, providing an important benefit to stockholders. Stock options provide a financial reward only in the event that stockholder values are increased. Generally, within compensation programs, stock options are viewed as a cost-effective method for providing equity-based long-term incentive compensation.

        In 2006, MRV adopted a written stock option policy to supplement the provisions of its equity-compensation plans and to govern the timing of its stock option grants to employees generally and to its officers and directors in particular. The goal in creating and adopting the policy was to seek to ensure that equity-based awards were made in a manner consistent with the terms of the governing plans and only at times, and at prices, when all material information had been disseminated to MRV stockholders. This practice allows investors making investment decisions with respect to MRV's Common Stock to access the same information as that available to participants in MRV equity-award plans.

2008 Compensation Decisions

        Base Salary and Annual Cash Bonus.    The Compensation Committee used the considerations above to determine recommendations for base salary for 2009. Due to the fact that the Company determined that its financial statements could not be relied upon in 2008 and the Company's business was also being affected by the global economy's recession, the Compensation Committee determined that the Executives should receive the same base salaries in 2009 as they received in 2008, and no cash bonuses or equity awards would be awarded to Executives for 2008 performance. However, Mr. King received a $45,000 bonus for 2008 performance in his position as VP, Finance. Further, in July 2008, Mr. Avidan received a bonus of $110,114 to compensate him retroactively for the fact that his base salary had not increased in the preceding year to reflect his added responsibilities as CFO.

        In March 2009, the recession was affecting the Company's business significantly, and management recommended a 10% temporary pay cut for certain officers and employees, including Messrs. Lotan, Shlomo Margalit, Avidan and King. The pay cut is to be reviewed six months after its implementation. The Board of Directors approved of such pay cut and accepted a 10% pay cut of its own fees until such time as employee pay is restored. Further, in June 2009, in recognition of his efforts to complete the restatement and acknowledgement of his taking on additional duties, Mr. King's base salary was raised to $210,000, subject to the 10% salary reduction noted above. Mr. Near Margalit received a

$10,000 discretionary bonus at the same time in recognition of his efforts in addressing the impact of the challenging market environment.

        Stock Option Grants.    Grants to each of the Executives in March 2008 were done under the Omnibus Plan. The options vest pro rata over four years in annual increments and accelerate upon a change of control as defined in the plan. Discretionary grants to Messrs. Lotan, Avidan and Near Margalit were intended to replace discretionary annual cash bonuses for 2008 as well as provide equity incentive in the following amounts:

	Options in lieu of Cash bonus	Regular Option Grant	Total
Noam Lotan	90,000	80,000	170,000
Near Margalit	45,000	75,000	120,000
Guy Avidan	22,500	70,000	92,500

        Mr. Shlomo Margalit declined his grant of 170,000 options, and Mr. King received a grant of 50,000 options as part of his offer of employment.

        In the first nine months of 2009, the Company has not granted any equity awards due to the fact that the Company was delinquent in its periodic filings with the SEC, including its annual and quarterly reports on Forms 10-K and 10-Q. It is anticipated that the Compensation Committee will recommend and approve grants of awards to Executives and other officers and employees upon the Company's becoming current with its filings with the SEC. No such awards have been proposed or awarded as of the date of this proxy statement.

Employee Benefits

        Executives are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and a 401(k) plan.

Compensation Committee Report

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

        The Compensation Committee of MRV Communications, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee of the Board of Directors
Igal Shidlovsky, Chair Baruch Fischer Guenter Jaensch Daniel Tsui

Executive Compensation Tables

        The following table summarizes information regarding compensation paid and the fair value of option grants during each of the past three fiscal years to the Named Executive Officers serving at December 31, 2008.

Summary Compensation Table

	Year	Salary	Bonus(1)	Option awards(2)		All other compensation(3)		Total
Noam Lotan(5)	2008	$272,650	$—	$187,791		$8,294		$468,735
Chief Executive Officer	2007	$258,853	$—	$142,865	(4)	$9,079		$410,797
	2006	$224,039	$40,000	$149,762		$6,835		$420,636
Shlomo Margalit	2008	$115,267	$—	$—		$3,572		$118,839
Chairman, Chief Technical	2007	$110,000	$—	$—		$3,414		$113,414
Officer and Secretary	2006	$110,000	$—	$—		$3,414		$113,414
Guy Avidan(6)(7)	2008	$202,964	$110,114	$111,658		$45,858	(8)	$470,594
Co-President of MRV,	2007	$146,304	$—	$71,862		$36,110		$255,560
President, Network Equipment
Group
Near Margalit(9)	2008	$261,971	$—	$166,035		$8,873		$438,879
Co-President of MRV,	2007	$248,076	$30,000	$130,753		$8,756		$417,585
CEO, Source Photonics, Inc.	2006	$199,230	$40,000	$116,426		$6,091		$361,747
Chris King(10)	2008	$162,265	$45,000	$8,886		$2,658		$218,809
Chief Financial Officer

(1)
The annual cash bonus earned in 2008 by Mr. King was paid out in January 2009. The annual cash bonus earned in 2007 by Mr. Near Margalit was paid out in March 2008. The annual cash bonuses earned in 2006 by Messrs. Lotan and Near Margalit were paid out in March 2007. In July 2008, Mr. Avidan received a bonus to compensate him for the fact that his base salary had not increased in the preceding year to reflect his added responsibilities as CFO.

(2)
Amounts reflect the compensation expense determined by MRV for accounting purposes for option awards granted in 2008 and prior years, including the impact of the restatement of share-based compensation on previously reported amounts. The stated amounts do not reflect whether the recipient actually realized a financial benefit from the awards. Amounts shown for option awards exclude estimated forfeitures, and differ for this reason from the expense recognized in accordance with SFAS No. 123R for financial statement purposes for the years ended December 31, 2008, 2007 and 2006. For additional information regarding valuation assumptions, refer to Note 15 (Share-Based Compensation) in the Notes to the Consolidated Financial Statements of the Annual Report on Form 10-K for the year ended December 31, 2008.

(3)
None of the Named Executive Officers except Mr. Avidan received perquisites in excess of $10,000, and therefore such amounts are not included in the "All other compensation" or "Total" columns. For each Named Executive Officer except Mr. Avidan, "All other compensation" includes life insurance premiums paid and MRV contributions to its 401(k) savings plan on his behalf.

(4)
Includes the incremental increase in fair value for modifying an existing option grant to extend the term.

(5)
Mr. Lotan retained the title of CEO but relinquished the title of President to accommodate the promotion of two Co-Presidents in July 2009.

(6)
Mr. Avidan became the acting CFO and Chief Compliance Officer in July 2007, relinquished the Chief Compliance Officer title upon hire of Mr. King in January 2008, and was named CFO in

  March 2008. In July 2009, he was promoted to the position of Co-President of MRV and President of MRV's Network Equipment group. Compensation disclosure is omitted for 2006 because Mr. Avidan was not a Named Executive Officer prior to 2007.

(7)
Mr. Avidan is employed by MRV International, Inc., a wholly-owned subsidiary of MRV, and is an Israeli employee. Therefore, all of his base salary in 2007 and $167,964 of it in 2008, and all amounts under All Other Compensation, were paid in Israeli shekels and converted to U.S. dollars for purposes of this table. The conversion rate used (average for calendar year) was $0.2799 per shekel in 2008, and $0.2438 per shekel in 2007.

(8)
In 2008, Mr. Avidan received reimbursement for a company car in the amount of $20,630. He also received manager's insurance premiums paid in the amount of $21,271, and received reimbursement for a study fund in the amount of $3,957. In 2007, the reimbursement amount for Mr. Avidan's car was $14,135, the manager's insurance premiums paid were $18,528, and the study fund amount received was $3,447. All of the perquisites set forth above for Mr. Avidan were paid in shekels and converted to U.S. dollars for purposes of this table pursuant to the method described in footnote (7) above.

(9)
Mr. Near Margalit added the title of Co-President of MRV to his existing position of CEO of Source Photonics, Inc. in July 2009.

(10)
Mr. King joined MRV in January 2008 as VP, Finance and Chief Compliance Officer, and was promoted to CFO in July 2009.

Grants of Plan-Based Awards in 2008

        The following table summarizes share-based awards to Named Executive Officers during 2008:

Grants of Plan—Based Awards

Name	Grant date	Approval date	Number of securities underlying options(1)	Exercise price of option award ($/share)(2)	Grant date fair value of option award(3)
Noam Lotan	3/3/08	2/29/08	170,000	$1.49	$133,059
Shlomo Margalit(4)	N/A	N/A	—	$—	$—
Guy Avidan	3/3/08	2/29/08	92,500	$1.49	$72,400
Chris King	3/3/08	2/29/08	50,000	$1.49	$39,135
Near Margalit	3/3/08	2/29/08	120,000	$1.49	$93,924

(1)
Each of these non-qualified stock option awards vests pro rata over four years in annual increments from the date of grant, provided the executive officer is employed by the Company on such vesting dates.

(2)
The exercise price for the stock options granted, which was equal to the closing price of MRV stock as reported by the Nasdaq Stock Market on the date of grant.

(3)
Dollar amounts reflect the value of the awards determined using the Black-Scholes model, which is the method MRV uses to report the fair value for option awards in its financial statements in accordance with SFAS No. 123R and do not reflect the actual value that may be realized upon exercise. The grant date fair value per option is $0.89 for each of these awards. The assumptions used to calculate the value of the option awards are set forth under Note 15 (Share-Based Compensation) in the Notes to the Consolidated Financial Statements of the Annual Report on Form 10-K for the year ended December 31, 2008.

(4)
Mr. Shlomo Margalit declined the grant of options in 2008, as he has done in past years.

Outstanding Equity Awards at 2008 Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

Name	Grant date		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price(1)	Option expiration date
Noam Lotan	9/21/01	(2)	80,000	—	$2.70	9/21/11
	10/29/02	(3)	—	100,000	$0.99	10/29/12
	10/29/02	(4)	12,000	—	$0.99	10/29/12
	12/29/03	(4)	20,000	—	$3.35	12/29/13
	3/22/04	(4)	25,000	—	$2.80	3/22/14
	2/28/05	(5)	45,000	15,000	$3.70	2/28/15
	12/30/05	(6)	26,250	8,750	$2.05	12/30/15
	6/1/06	(6)	35,000	35,000	$3.24	6/1/16
	8/1/07	(6)	40,000	120,000	$2.63	8/1/17
	3/3/08	(6)	—	170,000	$1.49	3/3/18
Shlomo Margalit(7)	N/A		—	—	$—	N/A
Guy Avidan	6/11/02	(4)	60,000	—	$1.10	6/11/12
	4/9/03	(4)	10,000	—	$1.11	4/9/13
	10/24/03	(4)	20,000	—	$2.99	10/24/13
	12/31/04	(4)	30,000	—	$3.67	12/31/14
	11/30/05	(6)	7,500	2,500	$1.82	11/30/15
	7/3/06	(6)	5,000	5,000	$3.07	7/3/16
	9/1/06	(6)	10,000	10,000	$2.44	9/1/16
	8/1/07	(6)	37,500	112,500	$2.63	8/1/17
	3/3/08	(6)	—	92,500	$1.49	3/3/18
Chris King	3/3/08	(6)	—	50,000	$1.49	3/3/18
Near Margalit	6/11/02	(4)	190,000	—	$1.10	6/11/12
	12/29/03	(4)	20,000	—	$3.35	12/29/13
	3/22/04	(4)	18,000	—	$2.80	3/22/14
	8/31/04	(4)	18,000	—	$2.22	8/31/14
	2/28/05	(5)	35,625	11,875	$3.70	2/28/15
	12/30/05	(6)	21,000	7,000	$2.05	12/30/15
	6/1/06	(6)	35,000	35,000	$3.24	6/1/16
	8/1/07	(6)	37,500	112,500	$2.63	8/1/17
	3/3/08	(6)	—	120,000	$1.49	3/3/18

(1)
As of September 28, 2009, all of the option grants except for the October 29, 2002 grants to Noam Lotan have exercise prices that are greater than MRV's closing stock price of $1.00 per share, and therefore have no in-the-money value.

(2)
20% vested each year for five years from the date of grant.

(3)
100% vests 10 years from the date of grant.

(4)
25% vested each year for four years from the date of grant.

(5)
25% vested each year for four years from the date of grant, and the remaining 25% vested on February 28, 2009.

(6)
25% vests each year for four years from the date of grant, and another 25% of this grant vested in 2009 prior to the filing of this proxy statement.

(7)
Mr. Shlomo Margalit has historically declined all grants of options.

Other Compensation Information

        There were no option exercises by Executives during 2008. MRV did not grant, nor did any Executive vest in, any stock appreciation rights, or similar instruments, restricted stock, restricted stock units, or similar instruments during 2008. MRV generally does not have pension or other retirement plans, except for a 401(k) savings plan under which it makes employer contributions on behalf of U.S. employees, and a pension plan for its Swiss subsidiary. MRV does not have any nonqualified defined contribution or other nonqualified deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plans

        The table below sets forth information with respect to shares of Common Stock that may be issued under our stock option and warrant plans as of December 31, 2008.

Plan Category	Number of securities issuable upon exercise of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,707,427	$2.29	8,318,300
Equity compensation plans not approved by security holders(2)	7,473,398	$3.11	0

Total(3)	13,180,825	$2.76	8,318,300

(1)
Includes shares underlying options granted under the 2007 Omnibus Incentive Plan (the "Omnibus Plan") and one of its predecessors, the 1997 Incentive and Nonstatutory Stock Option Plan.

(2)
Includes shares underlying options or awards granted under the following plans prior to the adoption of the Omnibus Plan:

•
1998 Nonstatutory Stock Option Plan;

•
2000 MRV Communications, Inc. Stock Option Plan for Employees of AstroTerra Corporation;

•
Stock options issued and outstanding on the effective date of the merger of Luminent under the Luminent Amended and Restated 2000 Stock Option Plan that were assumed by MRV and are exercisable for 0.43 shares of Common Stock for each share of Luminent held under the relevant option;

•
2000 MRV Communications, Inc. Stock Option Plan for Employees of Optronics International Corp.

  •
  2001 MRV Communications, Inc. Stock Option Plan for Employees of Appointech, Inc.;

  •
  MRV Communications, Inc. 2002 International Stock Option Plan;

  •
  Italian Employees Warrant Program;

  •
  MRV Communications, Inc. 2002 Nonstatutory Stock Option Plan for Employees of Luminent, Inc.; and

  •
  2003 Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (the "Consolidated Plan").

(3)
Excludes options to purchase shares that are not pursuant to a plan that MRV assumed when it acquired Fiberxon, Inc. effective July 1, 2007. As of December 31, 2008, there were 1,398,562 excluded options with a weighted average exercise price of $1.72.

        In 2007, MRV's stockholders approved the Omnibus Plan to consolidate MRV's two outstanding equity compensation plans. The first plan was MRV's expiring 1997 Incentive and Nonstatutory Stock Option Plan, under which all employees, officers, directors and consultants were eligible to participate, and it was submitted to and approved by stockholders. The second plan was the Consolidated Plan, which consolidated all the other bulleted plans listed in footnote (2), and it was not submitted to or approved by stockholders as neither the Nasdaq qualification standards nor federal law required such approval at the time the Consolidated Plan was adopted.

        Upon adoption of the Omnibus Plan, the 1997 Incentive and Nonstatutory Stock Option Plan and the plans set forth in the bulleted paragraphs above in this footnote were terminated and shares available for future grants of options or warrants under these plans, including shares that became and become available as a consequence of the lapse, expiration or forfeiture of outstanding options or warrants granted under such terminated plans, are rolled into, and become available for, future grants of options and other awards under the Omnibus Plan.

Employment Agreements and Change of Control Arrangements

        We generally avoid entering into employment agreements with our executives; however, we do have written employment agreements with Messrs. Lotan and Shlomo Margalit. In March 1992, we entered into three-year employment agreements with Messrs. Lotan and Shlomo Margalit, effective upon completion of our initial public offering in December 1992. Upon expiration, these agreements automatically renew for one-year terms unless either party terminates them by giving the other three months' notice of non-renewal prior to the expiration of the current term. Accordingly, Messrs. Lotan and Margalit are currently employed under their employment agreements with terms expiring on March 22, 2010, with automatic renewal for additional one-year terms unless notice of non-renewal is provided per the agreements. Pursuant to the agreements, Mr. Lotan serves as CEO and a Director of MRV and Mr. Shlomo Margalit serves as Chairman of the Board of Directors, Chief Technical Officer and Secretary. Each of the agreements contains a one-year non-compete and non-solicitation provision upon termination of employment. The Compensation Committee of the Board of Directors approved a five percent increase in base salary to Messrs. Lotan and Shlomo Margalit effective January 2008 which gave them base annual salaries of $273,000 and $115,500, respectively, subject to the 10% temporary pay cut discussed above in the subsection entitled "Base Salary and Annual Cash Bonus." Each is also entitled to receive a bonus determined and payable at the discretion of MRV's Board of Directors.

        The agreements may be terminated immediately for cause or in the event of the liquidation or bankruptcy of MRV, at any time without cause provided MRV pays one year base salary upon notice of termination, or on 30 days prior written notice upon death or disability. However, if the termination of employment without cause is due to a change of control of MRV, Messrs. Lotan and Shlomo Margalit shall be entitled to receive a lump sum severance equal to the lesser of one year base salary or an amount equal to the salary due to them under the terms of their employment contract at the time of termination. Assuming a termination without cause occurred on December 31, 2008 (with or without a change of control), Messrs. Lotan and Shlomo Margalit would have received $273,000 and $115,500, respectively.

        The agreements define "cause" as: (a) the falseness or material inaccuracy of any of the officers' warranties and representations in the agreements, (b) the willful failure or refusal of the officers to comply with explicit directives of the Board of Directors or Executive Committee or to render the services required by the agreements, (c) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds, (d) the officers' conviction of a criminal felony offense, (e) breach or habitual neglect of the officers' obligations under their agreements or their duties as employees of the Company, and (f) habitual use of drugs or insanity. "Disability" is defined as not being able to perform duties for 90 out of 180 days due to mental or physical disability. A "change of control" is defined as the sale of all or substantially all of the assets of MRV, the merger of MRV with another entity where the other entity survives the merger or any transaction where the two original founders (including Mr. Shlomo Margalit) cease to hold positions where they determine policy of the Company. The other original founder left MRV of his own accord in 1999.

        MRV is the beneficiary of a key man life insurance policy in the amount of $1,000,000 on the life of Mr. Lotan.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

        The Audit Committee (the "Committee") oversees MRV's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for MRV's financial statements and the overall reporting process, including MRV's system of financial controls. In fulfilling its oversight responsibilities during 2008, the Committee periodically:

  •
  reviewed the unaudited and audited financial statements with management and MRV's independent registered public accounting firm Ernst & Young LLP;

  •
  discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young LLP;

  •
  reviewed MRV's financial controls and financial reporting process; and

  •
  reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

        The Committee also reviewed with Ernst & Young LLP, which was engaged for expressing an opinion on the conformity of the audited financial statements of 2008 with accounting principles generally accepted in the United States, its judgment as to the quality and not just the acceptability, of MRV's accounting principles and such other matters as are required to be discussed with the Committee under accounting principles generally accepted in the United States, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee discussed with the independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has discussed with the independent registered public accounting firm, with and without management present, the results of its examinations, its evaluations of MRV's internal controls, and the overall quality of MRV's financial reporting. The Committee received from the independent registered public accounting firm written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Committee discussed with Ernst & Young LLP that firm's independence and considered the compatibility of Ernst & Young LLP's non-audit services (principally tax advisory services) with the standards for auditors' independence. The Committee discussed and assessed with management and Ernst & Young LLP, management's report and Ernst & Young LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

        The Committee has been closely involved in the restatement of the Company's financial statements which restatement information is included in the Annual Report on Form 10-K for the year ended December 31, 2008. The Committee has also hired a Director of Internal Audit for the Company, who reports directly to the Committee.

        In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee of the Board of Directors
Guenter Jaensch, Chair Harold Furchtgott-Roth Igal Shidlovsky Daniel Tsui

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2009 Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by MRV in connection with the next Annual Meeting of Stockholders typically must submit their proposals to MRV not less than 120 calendar days before the date of MRV's proxy statement released to stockholders in connection with the previous year's Annual Meeting of Stockholders. However, because we currently anticipate that our 2010 Annual Meeting of Stockholders will take place more than 30 days earlier than the date of the 2009 Annual Meeting of Stockholders, stockholders wishing to submit proposals in accordance with Rule 14a-8 for inclusion in the proxy materials to be distributed by MRV in connection with our 2010 Annual Meeting of Stockholders must submit their proposals to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: General Counsel within a reasonable time before MRV begins to print and send its proxy material in connection with the 2010 Annual Meeting of Stockholders. To avoid controversy and establish timely receipt by MRV, it is suggested that stockholders send their proposals by certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8, in order to be included in MRV's proxy materials. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

ADDITIONAL INFORMATION

Director Attendance at Annual Meetings

        The Company uses reasonable efforts to schedule its annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account the directors' schedules. In cases where the Company, in its reasonable business judgment, believes that stockholder attendance at its annual meetings is significant, the Company encourages director attendance at such annual meetings. Directors make every effort to attend the Company's annual meeting of stockholders when meaningful stockholder attendance at such meeting is anticipated.

Availability of Annual Report on Form 10-K and Other SEC Filings

        The Company is furnishing its Annual Report, including financial statements, for the year ended December 31, 2008 to each stockholder along with this proxy statement. You may also obtain copies of exhibits to the Annual Report on Form 10-K. You should direct your request to us at MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: General Counsel, or by calling Investor Relations at (818) 886-6782 or by emailing Investor Relations at ir@mrv.com.

        On our website at www.mrv.com, we make available free of charge our proxy statement and other proxy materials, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports are filed with the SEC. You may access them directly at sec.mrv.com, and our reports are filed with, or furnished to, the SEC and can be located at the SEC's website at www.sec.gov.

 "Householding" of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Our company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or our Company that they or our Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or if you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: General Counsel or by calling Investor Relations at (818) 773-0900 or emailing at ir@mrv.com.

Manner and Cost of Proxy Solicitation

        We will pay for the entire cost of soliciting proxies. The Company estimates that the total expenditures relating to the Company's current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $[    •    ], of which approximately $[    •    ] has been incurred as of the date hereof. In addition to solicitation by mail, our directors and the executive officers identified in Appendix A may, without additional compensation, solicit proxies by mail, electronic mail, in person or by telephone or other electronic means.

        We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Georgeson Inc. to assist in the proxy solicitation for a fee up to $100,000, plus reimbursement of out-of-pocket expenses. Georgeson has advised the Company that approximately 45 of its employees will be involved in the proxy solicitation by Georgeson on behalf of the Company. Pursuant to MRV's agreement with Georgeson, MRV has agreed to indemnify and hold harmless Georgeson and certain related persons against certain liabilities arising out of or in connection with the engagement.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY'S SOLICITATION OF PROXIES

        The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the SEC, are considered to be "participants" in our solicitation of proxies from our stockholders in connection with our 2009 Annual Meeting.

Directors and Nominees

        The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the section above titled "Election of Directors (Proposal No. 1)" of this proxy statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Noam Lotan	*
Shlomo Margalit	*
Baruch Fischer	*
Harold Furchtgott-Roth	*
Joan Herman	*
Guenter Jaensch	*
Michael Keane	*
Igal Shidlovsky	*
Daniel Tsui	*

    *
    c/o MRV Communications, Inc.
    20415 Nordhoff Street
    Chatsworth, California 91311

Officers and Employees

        The principal occupations of our executive officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with our Company, and the business address is c/o MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311.

Name	Principal Occupation
Noam Lotan	Chief Executive Officer
Shlomo Margalit	Chairman of the Board, Chief Technical Officer and Secretary
Guy Avidan	Co-President of MRV and President, Network Equipment Group
Chris King	Chief Financial Officer
Near Margalit	Co-President of MRV and CEO of Source Photonics, Inc.
Jennifer Hankes Painter	Vice President, General Counsel and Chief Compliance Officer

Information Regarding Ownership of the Company's Securities by Participants

        The shares of our Common Stock beneficially owned or held as of September 28, 2009 by the persons listed above under "Directors and Nominees" and by Messrs. Avidan, King and Near Margalit,

are set forth in the section titled "Beneficial Ownership of MRV Common Stock by Directors and Named Executive Officers" of this proxy statement. Ms. Painter does not beneficially own any shares of our Common Stock.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth all transactions that may be deemed purchases and sales of shares of our Common Stock by the individuals who are considered "participants" between September 28, 2007 and September 28, 2009. Except as described in this proxy statement, shares of our Common Stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares	Transaction Footnote
Noam Lotan	03/03/08	170,000	(1)
	03/04/08	20,000	(2)
Shlomo Margalit	03/04/08	20,000	(2)
Baruch Fischer	12/03/07	10,000	(1)
	12/03/07	30,000	(1)
	03/03/08	10,000	(1)
Harold Furchtgott-Roth	12/03/07	10,000	(1)
	12/03/07	30,000	(1)
	03/03/08	10,000	(1)
Joan Herman	none
Guenter Jaensch	12/03/07	10,000	(1)
	12/03/07	30,000	(1)
	03/03/08	10,000	(1)
Michael Keane	none
Igal Shidlovsky	12/03/07	10,000	(1)
	12/03/07	30,000	(1)
	03/03/08	10,000	(1)
Daniel Tsui	12/03/07	10,000	(1)
	12/03/07	30,000	(1)
	03/03/08	10,000	(1)
Guy Avidan	03/03/08	92,500	(1)
Near Margalit	03/03/08	120,000	(1)
Chris King	03/03/08	50,000	(1)
Jennifer Hankes Painter	none

(1)
Stock option grant.

(2)
Open market purchase of Common Stock.

Miscellaneous Information Regarding Participants

        Except as described in this Appendix A or the proxy statement, to our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries or (ii) has purchased or sold any of such securities within the past two years. Except as disclosed in this

Appendix A or the proxy statement, to the best knowledge of the participants, none of their associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, to our knowledge, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

        Other than as set forth in this Appendix A or the proxy statement, to our knowledge, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

MRV COMMUNICATIONS, INC. ANNUAL MEETING OF STOCKHOLDERS—TO BE HELD NOVEMBER 11, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Noam Lotan and Jennifer Hankes Painter, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of stock of MRV Communications, Inc. (the “Company”) which the undersigned is entitled to vote, and to represent the undersigned, at the 2009 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Warner Center Marriot Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 at 3:00 pm Pacific Standard Time on November 11, 2009, and at any adjournments or postponements thereof, upon and in respect of the matters set forth in the Notice of Meeting and Proxy Statement dated October [ ], 2009 and upon all other matters properly coming before said Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary direction is made, this proxy will be voted FOR all of the nominees for director in Item 1 and FOR Item 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. This proxy may be revoked at any time prior to the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Meeting or any adjournment or postponement thereof. (Important - To be signed and dated on reverse side) BLUE PROXY TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE YOUR VOTE IS IMPORTANT PLEASE VOTE TODAY! Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible. Or vote via the Internet or Telephone by following the instructions on the reverse side.

PRELIMINARY PROXY : SUBJECT TO COMPLETION MRV COMMUNICATIONS, INC. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. VOTING BY MAIL Simply sign and date your proxy card and return it in the enclosed postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card. X Please mark votes as in this example. Dated , 2009 Signature Signature Title or Authority (Note: This Proxy should be marked, dated and signed by the stockholder exactly as his/her name is printed at the left and returned promptly in the enclosed envelope. A person signing as an executor, administrator, trustee or guardian should so indicate and specify his/her title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or a community property, all joint owners should sign.) TELEPHONE VOTING This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-367-5524, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. INTERNET VOTING Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. Available 24 hours a day, 7 days a week. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. . DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL . 1. To elect the following 9 directors to serve for the ensuing year and until their successors are elected: Nominees: Noam Lotan, Shlomo Margalit, Baruch Fischer, Harold Furchtgott-Roth, Joan Herman, Guenter Jaensch, Michael Keane, Igal Shidlovsky, Daniel Tsui If you wish to withhold authority to vote for any individual nominee(s), check the box marked FOR all nominees listed below, and write the name(s) of the nominee(s) that you wish to withhold authority to vote on the line above. FOR all nominees listed below (except as indicated) WITHHOLD authority for ALL nominees listed below 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. 3. To act upon such other matters as may properly come before the Annual Meeting. FOR AGAINST ABSTAIN Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on November 11, 2009 at 21850 Oxnard Street, Woodland Hills, CA 91367: The notice of MRV's 2009 Annual Meeting of Stockholders, proxy statement and other proxy materials, and a copy of MRV's 2008 annual report are available at [ ].